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                                                                     EXHIBIT 5.1

                         [LETTERHEAD OF ROPES & GRAY]

                               January 30, 1996

BE Aerospace, Inc.
1400 Corporate Way
Wellington, Florida 33414

Ladies and Gentlemen:

   This opinion is rendered to you in connection with a registration statement (the "Registration Statement") on Form S-4 filed on January 25, 1996 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the exchange offer (the "Exchange Offer") by BE Aerospace, Inc. (the "Company") of the Company's 9 7/8% Series B Senior Subordinated Notes due 2006 (the "New Notes") for the Company's 9 7/8% Senior Subordinated Notes due 2006 (the "Old Notes"), originally issued by the Company pursuant to Rule 144A under the Act. The Old Notes were, and the New Notes are to be, issued pursuant to the provisions of an Indenture (the "Indenture") entered into between the Company and Fleet National Bank Connecticut, N.A., as Trustee.

   We have acted as special counsel for the Company in connection with the Exchange Offer and the preparation of the Registration Statement. For purposes of this opinion, we have examined and relied upon the information set forth in the Registration Statement and such other documents and records as we have deemed necessary.

   Based upon the foregoing, we are of the opinion that, when the New Notes have been duly executed and authenticated as provided in the Indenture, and delivered in exchange for the Old Notes as described in the Registration Statement, the New Notes will be valid and legally binding obligations of the Company and will be entitled to the benefits of the Indenture except as enforcement of rights and remedies created by the New Notes may be subject to bankruptcy, reorganization, insolvency or similar laws and general equity principles relating to or affecting creditors' rights generally.

   We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related prospectus under the caption "Legal Matters".
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ROPES & GRAY

BE Aerospace, Inc.                                            January 30, 1996

   It is understood that this opinion is to be used only in connection with the Exchange Offer while the Registration Statement is in effect.

                                      Very truly yours,



                                      Ropes & Gray